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                                                                    Exhibit 99.1

[PLATO LEARNING LOGO]

__________________________________________________________ FOR IMMEDIATE RELEASE

                             CONTACT: JOHN MURRAY -- CHAIRMAN, PRESIDENT & CEO LARRY BETTERLEY-- VP & CFO
                                        STEVE SCHUSTER  -- VP & TREASURER
                                        952.832.1000

                              PLATO LEARNING, INC.
                     PROVIDES UPDATED FINANCIAL GUIDANCE FOR
                       FOURTH QUARTER AND FISCAL YEAR 2004

MINNEAPOLIS, MN -- NOVEMBER 10, 2004 -- PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K-Adult computer-based and e-learning solutions, announced today that it expects revenues for the fourth fiscal quarter ended October 31, 2004 to be approximately $41.0 million to $43.0 million. Revenues for the fiscal year ending October 31, 2004 are expected to be in the range of about $140 to $142 million.

Net earnings will be negatively impacted by the lower than anticipated revenues, lower than expected gross margins caused by shifts in revenue mix and also by a higher than projected consolidated effective tax rate. The Company expects to report near break-even consolidated pre-tax earnings for its fiscal year. A larger than expected loss in the company's U.K. operations, coupled with a lower than anticipated pre-tax profit in the U.S., will result in recognition of income tax expense for the year, because no tax benefit is recognized on the U.K. losses.

Revenues and operating results for the fourth quarter and fiscal year ended October 31, 2004 will be announced on December 2, 2004, following completion of the Company's regular closing and analysis procedures and review by the Company's independent auditors. Final results could vary from those currently projected.

John Murray, Chairman, President and CEO, said, "While the quarter and year-end revenue results were less than we had anticipated, we are pleased to achieve revenue growth in excess of the market in both periods. At least four other companies that service the K-12 market recently announced quarterly revenue percentage declines ranging from the mid-single digits to almost 20%. Several companies also continue to suffer year-over-year revenue declines. These collective results indicate the continuing funding pressure in K-12 education. The fact that we are performing better than most others in the industry validates the benefit of our strategic and operational advancement."

Mr. Murray continued, "All of our revenue categories are expected to show growth from 2003, assuming Lightspan had been combined with PLATO Learning in both fourth quarter periods. However, the growth in our services revenues, as well as hardware sales related to Achieve Now revenues and sales of third party products, are expected to cause gross margin pressures. Our other financial measurements are expected to improve, including progress in our accounts receivable metrics. Cash generation during the quarter was again strong and we expect cash and marketable securities balances to exceed $45 million at October 31, 2004, up more than $14 million from the July 31, 2004 balances. Most importantly, we have significantly leveraged our operations to yield substantial improvements in operating profits and cash flows compared to the pro forma combined results of PLATO Learning and Lightspan last year."



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Mr. Murray added, "Our sustained solid revenue growth and profitability improvement from a pro-forma pretax loss of approximately $20 million for fiscal 2003 to approximately break-even pre-tax earnings in 2004 is a substantial achievement, especially considering the complexity of the Lightspan acquisition and integration, and the loss earlier in the year of several quota carrying sales personnel. We believe our diversified revenue streams and reduced reliance on license fees, coupled with greater efficiency in leveraging our operating expenses, bodes well for our future. "

USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures used in this press release present certain combined operations as if Lightspan had been acquired as of November 1, 2002. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. PLATO Learning's management views these non-GAAP financial measures to be helpful in assessing the Company's progress in integrating the operations of Lightspan. In addition, these non-GAAP financial measures facilitate management's internal comparisons to PLATO Learning's historical operating results and comparisons to competitors' operating results. PLATO Learning includes these non-GAAP financial measures in its earnings announcement because the Company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational analysis.

QUARTERLY CONFERENCE CALL
A conference call to discuss this announcement is scheduled for today at 3:45 PM
(CDT). The dial-in number for this call is 1-877-775-1746. Please call ten minutes prior to the start of the call and inform the operator you are participating in PLATO Learning's call. Should you be unable to attend the live conference call, a recording will be available to you from 4:45 p.m. on November 10, 2004, through midnight November 21, 2004. To access the recording call:
1-800-642-1687. At the prompt, enter pass code number 2164896.

ABOUT PLATO LEARNING
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

With trailing 12-month revenues of over $140 million, PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ-NMS. PLATO(R) Learning educational software is marketed to K-12 schools and colleges. We also sell to job training programs, correctional institutions, military education programs, corporations and individuals and delivered via networks, CD-ROM, the Internet and private intranets.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, (952) 832-1000 or (800) 869-2000. The Company has domestic offices throughout the United States and international offices in the United Kingdom and Canada. International distributors are located in Puerto Rico, Singapore, South Africa and the United Arab Emirates. The Company's Web address is http://www.plato.com.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's Annual Report on Form 10-K for the year ended October 31, 2003. Actual results may differ materially from anticipated results.

(R) PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.


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